UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A,
                               SIXTH AMENDMENT TO
                       FORM 8-K FILED ON DECEMBER 30, 2005

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 2005

                              AFTERSOFT GROUP, INC.
             (Exact name of registrant as specified in its charter)
                       (formerly known as W3 Group, Inc.)

         DELAWARE                      0-27083                   84-1108035
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


          Savannah House, 11-12 Charles II Street, London, UK SW1Y 4QU
                    (Address of principal executive offices)

     Registrant's telephone number, including area code: 011 44 207 451 2468

                                     N/A
         -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY RELEASED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         The Company filed a Form 8-K on December 30, 2005 relating to events occurring on December 21, 2005. The filing contained the following report and financial statements in error:

         o The June 30, 2005 and 2004 consolidated balance sheets and the consolidated statements of income, stockholders' equity and cash flows for the years then ended of Aftersoft Group, Inc., along with accompanying notes to the consolidated financial statements;

         o The "Report of Independent Registered Accounting Firm" of Corbin & Company, LLP on the June 30, 2005 and 2004 financial statements mentioned above; and

         o The unaudited interim consolidated balance sheet as of September 30, 2005 and the unaudited interim consolidated statements of operations and cash flows for the three months ended September 30, 2005 and 2004, along with the accompanying notes to the consolidated financial statements.

         The Company was in the process of simultaneously drafting two completely different Form 8-Ks for filing with the Commission in December 2005. The first Form 8-K was to inform the public of the Company's change in its fiscal year end from December 31 to June 30 and the change of its name from W 3 Group, Inc. to Aftersoft Group, Inc. The second Form 8-K was to inform the public of the Company's acquisition of Aftersoft and to disclose required information relating to the acquisition, including audited consolidated annual financial statements and unaudited consolidated interim financial statesments of Aftersoft Group, Inc. As the result of a simple miscommunication, the Company's UK office inadvertently filed both Form 8-Ks on December 30, 2005, when they were supposed to file only the first Form 8-K disclosing the change in the Company's fiscal year end and name change. As of December 30, 2005, the audit of the June 30, 2005 and 2004 consolidated financial statements of Aftersoft was still in process, as was the review of the unaudited interim consolidated financial statements as of September 30, 2005 and for the three months ended September 30, 2005 and 2004.

         The Company received notification on January 2, 2006 (through an email communication dated December 30, 2005) by Aftersoft's independent registered public accounting firm that they had not yet completed their audit or interim review and that their report, together with the above-referenced financial statements, were filed without their knowledge and permission. After thorough investigation, the Company's Board of Directors (in the absence of an audit committee) and management concluded on January 6, 2006 that the Form 8-K had been mistakenly filed. As a result, the Company filed an Amended 8-K on January 23, 2006 disclosing its erroneous filing of the financial statements and the related report of the independent registered public accounting firm. The

Board of Directors and its advisors discussed the matters disclosed in this filing with its independent registered public accounting firm at length and in detail, and have provided them with the disclosures we are making here in response to Item 4.02. Their letter stating their agreement with these statements is included in Exhibit 16.1 attached to this filing.

         We sincerely regret this mistake and we have taken steps to ensure this type of error does not recur by requiring both certifying officers to the filing to obtain the approval of the independent registered public accounting firm to release its audit report in any future filing containing such report, or to confirm completion of the interim review with the independent registered public accounting firm for any future filing containing unaudited interim financial statements. The above mentioned report and financial statements were completed and filed in a Form 8-K/A dated February 1, 2005 and are also re-filed herein.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 21, 2005, the Company (then known as W3 Group, Inc.) consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("AFSG") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. ("AND"), a Delaware corporation and the sole shareholder of AFSG. The Company reported entry into the Agreement on the Current Report on Form 8-K dated July 22, 2005.

         The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws. Pursuant to the Agreement and as a result of consummation of the Agreement, the then current shareholders of the Company became the owners of 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Company Common Stock with ADN owning 32,500,000 shares equal to approximately 95.3% of the total outstanding shares. Concurrent with the closing of the transaction, the Board of Directors of the Company appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, the Company (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the Company's corporate officers.

         The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text of the Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K dated July 22, 2005.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         See the response to Item 1.01 above, which is specifically incorporated herein by reference. The parties to the Agreement were unrelated third parties prior to the completion of the Acquisition on December 21, 2005 and the terms thereof were negotiated on an arms-length basis.

         The Company is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited ("MAM Software") is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

ITEM 2.01(F)

ITEM 2.01(F) FINANCIAL STATEMENTS

                                    PART F/S
                              Aftersoft Group, Inc.

CONSOLIDATED FINANCIAL STATEMENTS OF AFTERSOFT GROUP, INC. FOR THE YEARS
         ENDED JUNE 20, 2005 AND 2004 ........................................ 5

CONSOLIDATED FINANCIAL STATEMENTS OF AFTERSOFT GROUP, INC. FOR THE THREE-MONTH
         PERIODS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED) ...............20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers and Members
Aftersoft Group, Inc.

We have audited the accompanying consolidated balance sheet of Aftersoft Group, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of June 30, 2005, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aftersoft Group, Inc. and subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for each of the years in the two year-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

                                            /S/ CORBIN & COMPANY, LLP

Irvine, California

January 27, 2006

Aftersoft Group, Inc. Consolidated Balance Sheet

                        (In thousands, except share data)

                               As of June 30, 2005

ASSETS

Current Assets
    Cash .......................................................       $    194
    Accounts receivable, net of allowance of $190 ..............          3,537
    Inventories ................................................            358
    Prepaid expenses and other .................................            115
                                                                       --------
    Total Current Assets .......................................          4,204
    Property and Equipment, Net ................................            521
    Notes Receivable - Related Party ...........................            510
Other Assets
    Goodwill ...................................................         22,061
    Amortizable intangible assets, net .........................          6,396
    Software development costs, net ............................            987
    Other ......................................................             36
                                                                       --------
    Total Other Assets .........................................         29,460
                                                                       --------
Total Assets ...................................................       $ 34,695
                                                                       ========

LIABILITIES
Current Liabilities
    Accounts payable ...........................................       $  1,928
    Accrued expenses ...........................................            956
    Accrued legal expenses .....................................          1,986
    Current portion of long-term debt ..........................          1,072
    Deferred revenue ...........................................          1,634
    Taxes payable ..............................................            219
    Other current liabilities ..................................             23
                                                                       --------
    Total Current Liabilities ..................................          7,818
Long-Term Liabilities
    Deferred revenue ...........................................            960
    Deferred income taxes ......................................            880
    Long-term debt .............................................            879
    Loan - ADN Inc. ............................................            884
    Other ......................................................            487
                                                                       --------
    Total Liabilities ..........................................         11,908

Commitment and contingencies

STOCKHOLDERS' EQUITY
    Common stock
            Par value $0.001 per share; authorized,
             issued and outstanding 1,500 shares ...............           --
    Additional paid-in-capital .................................         20,937
    Other comprehensive loss ...................................           (302)
    Retained earnings ..........................................          2,152
                                                                       --------
    Total Stockholders' Equity .................................         22,787
                                                                       --------
Total Liabilities and Stockholders' Equity .....................       $ 34,695
                                                                       ========

The accompanying notes are an integral part of these financial statements

Aftersoft Group, Inc. Consolidated Statements of Income and Comprehensive Income

                        (In thousands, except share data)

                                                        For Years Ended June 30,
                                                        ----------------------
                                                          2005          2004
                                                        --------      --------
Net revenues .......................................    $ 22,062      $ 12,598
Cost of revenues ...................................       9,225         5,853
                                                        --------      --------
Gross Profit .......................................      12,837         6,745

Operating Expenses:
Research and development ...........................       2,665           584
Sales and marketing ................................       1,970           702
General and administrative .........................       4,389         4,101
Depreciation and amortization ......................       1,421           316
                                                        --------      --------
Total Operating Expenses ...........................      10,445         5,703

Operating income ...................................       2,392         1,042

Other expense:
Other, net .........................................         (12)         --
Interest ...........................................        (105)          (19)
                                                        --------      --------
Total other expense ................................        (117)          (19)

Income before provision for income taxes ...........       2,275         1,023
Provision for income taxes .........................         337           299
                                                        --------      --------
Net income .........................................       1,938           724
Foreign currency translation gain (loss) ...........          32          (334)
                                                        --------      --------
Comprehensive income ...............................    $  1,970      $    390
                                                        ========      ========

Earnings per share attributed to common stock
   - basic and diluted .............................    $  1,367      $  1,095
Weighted average number of shares of common
   stock outstanding - basic fully diluted .........       1,417           661

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statements of Stockholders' Equity

                                 (In thousands)
                                                                                         Retained
                                        Common Stock                     Other           earnings
                                    -------------------    Paid In   Comprehensive    (Accumulated
                                     Shares     Amount     Capital   Income (Loss)       deficit)       Total
                                    --------   --------   --------   -------------    -------------    --------
Balance, June 30, 2003 ..........        661   $   --     $  9,063   $        --      $        (510)   $  8,553

   Foreign currency translation .       --         --         --              (334)            --          (334)
Net income ......................       --         --         --              --                724         724
                                    --------   --------   --------   -------------    -------------    --------
Balance, June 30, 2004 ..........        661       --        9,063            (334)             214       8,943

CarParts Technologies Acquisition        839       --       11,874            --               --        11,874
Foreign currency translation ....       --         --         --                32             --            32
Net income ......................       --         --         --              --              1,938       1,938
                                    --------   --------   --------   -------------    -------------    --------
Balance, June 30, 2005 ..........      1,500   $   --     $ 20,937   $        (302)   $       2,152    $ 22,787

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statements of Cash Flows

                                 (In thousands)

                                                                 For Years
                                                               Ended June 30,
                                                           --------------------
                                                             2005        2004
                                                           --------    --------
Operating activities:
Net income .............................................   $  1,938    $    724
Adjustments to net income
    Depreciation and amortization ......................      1,421         316
    Deferred income taxes ..............................        118         299
    Changes in assets and liabilities
      (net of the effect of acquisition):
        Accounts receivable ............................        194        (717)
        Inventories ....................................        107          57
        Prepaid expenses and other assets ..............        155         334
        Accounts payable ...............................        542         376
        Taxes payable ..................................        219        --
        Deferred revenue ...............................     (4,497)        737
        Accrued expenses and other liabilities .........       (386)     (1,682)
                                                           --------    --------
Net cash (used in) provided by operating activities ....       (189)        444
                                                           --------    --------
Investing Activities:
    Cash acquired in acquisition .......................        490           0
    Purchases of property and equipment ................       (311)        (86)
    Capitalized software development costs .............       (285)       (225)
                                                           --------    --------
Net cash used in investing activities ..................       (106)       (311)
                                                           --------    --------
Financing Activities:
    Proceeds from debt facility ........................        256         416
    Proceeds from related party advances ...............        349        --
    Payment on long-term debt ..........................       (155)       (224)
                                                           --------    --------
Net cash provided by financing activities ..............        450         192
                                                           --------    --------
    Effect of exchange rate changes ....................         32        (334)
                                                           --------    --------

    Net change in cash .................................        187          (9)
    Cash, beginning of year ............................          7          16
                                                           --------    --------
    Cash, end of year ..................................   $    194    $      7
                                                           ========    ========

Supplemental disclosures of cash flow information
  Cash paid during the period for:
            Interest ...................................   $   (105)   $    (19)
            Income taxes ...............................   $     15    $      0

    Non cash investing and financing transactions
      during the years for:
        Shares issued for CarParts Technologies,
          Inc. acquisition
            Cash .......................................   $    490
            Other current assets .......................      1,132
            Property and equipment .....................        140
            Other long-term assets .....................         37
            Other current liabilities ..................     (3,264)
            Deferred revenue ...........................     (4,872)
            Long-term debt .............................     (1,151)
            Other long-term liabilities ................       (487)
            Goodwill ...................................     14,549
            Amortizable intangibles ....................      5,300
                                                           --------
                                                           $ 11,874
                                                           ========

The accompanying notes are an integral part of these financial statements.

                              AFTERSOFT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies and procedures are listed below.

BASIS OF PRESENTATION

As of June 30, 2005, Aftersoft Group, Inc. was a wholly subsidiary of Auto Data Network, Inc. ("ADN, Inc.")

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition, Inc. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

CONCENTRATIONS OF CREDIT RISK

CASH

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2005, the Company had approximately $1,105,000 in these accounts in excess of the FDIC insurance limits.

CUSTOMERS

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended June 30, 2005 and 2004.


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


SEGMENT REPORTING

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures.

GEOGRAPHIC CONCENTRATIONS

The Company conducts business in the United States, Canada, and the United Kingdom ("UK"). From customers headquartered in their respective countries, the Company derives 1% of its revenues from Canada, 42% of its revenues from the United States and 57% from its UK operations during 2005. 100% of revenues were derived from its UK operations in 2004. At June 30, 2005, the Company maintains 86% of its property and equipment in the UK with the remaining 14% residing in North America.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's consolidated financial instruments consist of cash, accounts receivable, notes receivable, related party loans, long-term debt, accounts payable and accrued expenses. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2005 due to their short-term maturities. The difference between the fair value and recorded values of the related party loans, long-debt, and the note receivable are not significant due to and the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

INVENTORIES

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of income.

SOFTWARE DEVELOPMENT COSTS

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income/loss of the Company.

GOODWILL

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at June 30, 2005. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

LONG-LIVED ASSETS

The Company's management assesses the recoverability of other long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

ADVERTISING EXPENSE

The Company expenses advertising costs as incurred. For the years ended June 30, 2005 and 2004, advertising expense totaled $40,000 and $62,000, respectively.

FOREIGN CURRENCY

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation gain (loss) adjustments are accumulated as a separate component of stockholders' equity, which totaled $32,000 and $(334,000) for the years ended June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency transactions included in income during the years ended June 30, 2005 and 2004.

COMPREHENSIVE INCOME

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income (loss) consist of foreign currency translation gains (losses).

INCOME TAXES

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings per share are the same for the years ended June 30, 2005 and 2004 as the Company has no dilutive securities.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB 25. The Company will be required to apply Statement 123(R) in 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position as it has no share-based plans as of June 30, 2005.

In December 2004, the FASB issued SFAS No. 153,  "Exchange of Nonmonetary Assets
- an amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions." SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its results of operations, cash flows or financial position.

NOTE 2. ACQUISITIONS

The accompanying consolidated statements of income include the results of operations of the acquired entities from the date of acquisition.

CARPARTS TECHNOLOGIES

On August 6, 2004 the Company purchased 100% of the stock of CarParts Technologies to expand the Company's influence into the US and Canadian markets. Since the acquisition date the acquired companies results of operations have been included in the Company's financial statements. The purchase price was stock valued at $11,874,000, which was allocated to the fair value of the assets acquired as follows:

Cash ..........................................................    $    490,000
Other current assets ..........................................       1,132,000
Property and equipment ........................................         140,000
Other long-term assets ........................................          37,000
Other current liabilities .....................................      (3,264,000)
Deferred revenue ..............................................      (4,872,000)
Long-term debt ................................................      (1,151,000)
Other long-term liabilities ...................................        (487,000)
                                                                   ------------
Estimated fair value of tangible net liabilities acquired .....      (7,975,000)
Goodwill ......................................................      14,549,000
Amortizable intangibles .......................................       5,300,000
                                                                   ------------
                                                                   $ 11,874,000
                                                                   ============

NOTE 3.  INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2005:

Goodwill ....................................................      $ 22,061,000
                                                                   ============

Intangibles subject to amortization:
Completed software technology (9-10 years) ..................      $  3,213,000
Customer contracts/relationships (10 years) .................         3,750,000
Automotive data services (20 years) .........................           346,000
                                                                   ------------
                                                                      7,309,000
Less:Accumulated amortization ...............................          (913,000)
Net intangibles subject to amortization .....................      $  6,396,000
                                                                   ============

Software development costs (3 years) ........................      $  1,113,361
Less accumulated amortization ...............................          (126,495)
                                                                   ------------
Net software development costs ..............................      $    987,000
                                                                   ============

Estimated amortization of intangibles is as follows:

Years Ending June 30,

2006                                                               $  1,275,000
2007                                                                  1,194,000
2008                                                                  1,024,000
2009                                                                    737,000
2010                                                                    737,000
Thereafter ..................................................         2,416,000
                                                                   ------------
Total .......................................................      $  7,383,000
                                                                   ============

For the years ended June 30, 2005 and 2004, the Company recognized amortization expense on its software development costs and other acquired intangibles of $1,167,000 and $263,000, respectively.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005:

Computer and office equipment ................................        $ 433,000
Furniture and equipment ......................................          372,000
Leasehold improvements .......................................          118,000
Equipment under capital leases ...............................          291,000
                                                                      ---------
                                                                        837,000
Less accumulated depreciation and amortization ...............         (316,000)
                                                                      ---------
                                                                      $ 521,000
                                                                      =========

Depreciation expense on fixed assets for the years ended June 30, 2005 and 2004 was $254,000 and $53,000, respectively.

NOTE 5.  LONG TERM DEBT

Long term debt consists of the following as of June 30, 2005:

Note payable to a bank,  bearing interest at
8.75%  per   annum;   payable   in   monthly
installments  of  principal  and interest of
$2,197  through  December  2005;  secured by
accounts receivable and any work in process.
Currently  the  company is  negotiating  the
extension of the maturity date ...................................... $   25,000

Note  payable to former  owners of  acquired
businesses,   bearing  interest  at  9%  per
annum;  payable in monthly  installments  of
principal  and  interest of $13,177  through
May 2007;  secured by certain  assets of the
Company .............................................................   277,000

Notes  payable to former  owners of acquired
businesses,   bearing  interest  at  8%  per
annum;  payable in monthly  installments  of
principal   and   interest  of  $11,098  and
increasing  periodically  to $20,905 through
May  2007,   at  which  time  the  remaining
balance is due; secured by certain assets of
the Company .........................................................   791,000

Line of credit  borrowings  with the bank up
to a maximum of $537,900 with an interest of
base plus 3.5% (8.25% as of June 30,  2005).
Line of credit  borrowings  are  secured  by
substantially  all  of  the  assets  of  the
Company.   Line  of  credit   is   renewable
annually in November 2006 ...........................................   559,000

Unsecured notes payable to a former owner of
acquired  business;   non-interest  bearing,
payable in monthly  installments  of $12,551
through March 2006 ..................................................   105,000

Capital  lease  obligations,   with  various
interest  rates  ranging  from  12% to  18%;
secured  by  related  equipment;  payable in
installments through December 2009 ..................................   194,000
                                                                     ----------
                                                                      1,951,000
Less current maturities .............................................(1,072,000)
                                                                     ----------
                                                                     $  879,000
                                                                     ==========

Future maturities of long-term obligations at June 30, 2005 are as follows:

Years Ending June 30,
2006 ...................................................              $1,072,000
2007 ...................................................                 839,000
2008 ...................................................                  36,000
2009 ...................................................                   4,000
                                                                      $1,951,000

NOTE 6.  PROVISION FOR INCOME TAXES

The Company has United States federal and state tax net operating loss carryforwards available for future periods in excess of $50 million at June 30, 2005, expiring through 2025. As a result of the changes in the ownership of the Company, as defined in Section 382 of the Internal Revenue Code, there are limitations on the amount of net operating loss carryforwards that may be utilized in the future, estimated at $11 million.

The provision for income taxes consists of the following for the year ended June 30, 2005:

                                   USA          USA          UK
                                 Federal       State       Corporate     Total
                                 --------     --------     --------     --------
Current ....................     $   --       $  2,000     $217,000     $219,000
Deferred ...................         --           --        118,000      118,000
                                 --------     --------     --------     --------
Total ......................     $   --       $  2,000     $335,000     $337,000
                                 ========     ========     ========     ========

The tax provision for the year ended June 30, 2004 consists solely of deferred UK corporate taxes.

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets consist of the following at June 30, 2005:

Deferred tax assets:
   Net operating loss carryforwards .......................         $ 5,546,000
   Deferred revenue .......................................             548,000
   Long-term liabilities ..................................             209,000
   Reserves and accruals ..................................             129,000
                                                                    -----------
Total deferred tax assets .................................           6,432,000
                                                                    -----------

Deferred tax liabilities:
   Other acquired amortizable intangibles .................          (2,395,000)
   Software development costs .............................            (386,000)
   Depreciation and amortization ..........................            (277,000)
   State taxes ............................................            (274,000)
                                                                    -----------
Total deferred tax liabilities ............................          (3,332,000)
                                                                    -----------
   Valuation allowance ....................................          (3,980,000)
                                                                    -----------
Net deferred tax liabilities ..............................         $  (880,000)
                                                                    ===========

The Company believes that uncertainty exists with respect to future realization of the U.S. deferred tax assets and has established a valuation allowance for the full amount as of June 30, 2005. The Company established an allowance of approximately $4.5 million when it purchased CarParts Technologies.

The provision for income taxes for the years ended June 30, 2005 and 2004 differs from the amount computed by applying the U.S. Federal income tax rates to net income before taxes as a result of the following:

                                                        2005            2004
                                                      ---------       ---------
Taxes at statutory rates applied
  to income before taxes .......................      $ 773,000       $ 348,000
                                                      ---------       ---------

State taxes, net of federal effect .............         71,000            --
Non deductible expenses ........................         37,000          21,000
Research and development relief (UK) ...........        (51,000)           --
Differential in UK corporate tax rate ..........         (5,000)        (70,000)
Change in valuation allowance ..................       (488,000)           --
                                                      ---------       ---------
Total adjustments ..............................       (436,000)        (49,000)
                                                      ---------       ---------
Provision for income taxes .....................      $ 337,000       $ 299,000
                                                      =========       =========

NOTE 7.  STOCKHOLDERS' EQUITY

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The Company initially had 27 shares outstanding during its formation. The Company issued 634 shares valued at $13,711 per share for the acquisition of MAM Software Limited in fiscal 2003. The Company then issued 839 shares valued at $14,152 per share for the acquisition of CarParts Technologies, Inc in fiscal 2005. The per share prices were established based on the fair value of ADN, Inc. shares, which were originally issued in the acquisitions to the sellers of the entities before the legal formation of the Company.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2008. Terms of the leases provide for monthly payments ranging from $350 to $11,000. For the years ended June 30, 2005 and 2004, the Company incurred rent expense totaling approximately $643,000 and $366,000 respectively.

Future annual minimum payments under non-cancelable operating leases are as follows:

Years Ending June 30,

2006 ................................................                   $285,000
2007 ................................................                    282,000
2008 ................................................                    131,000
                                                                        --------
                                                                        $698,000
                                                                        ========

INDEMNITIES AND GUARANTEES

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 9.  LITIGATION

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

The Company has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,000, which it intends to vigorously appeal. The Company filed a claim against McKenna for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement. The Company has made a provision of $1,650,000 in its legal expense accrual account to cover the cost of any verdict with respect to this litigation as of June 30, 2005.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271,000 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit.

NOTE 10. RELATED PARTY TRANSACTIONS

From time to time ADN, Inc. advances funds to the Company. Such advances are non interest bearing and currently have no specific due date. ADN, Inc. has indicated that it will not make any demands on this balance prior to July 1, 2006; as a result, the Company has classified this loan as a long-term liability.

The Company currently holds a note receivable with a related party known as MAM North America, Inc. in the amount of $510,000. ADN, Inc., as part of the merger with W3 (see Note 2), has agreed to accept the assignment all the issued shares of MAM North America, Inc. from the Company and to forgive the $510,000 note receivable on October 1, 2005. This will be effected by the Company reducing its balance of loans due to ADN, Inc. Furthermore MAM North America has indemnified MAM UK against all past or current liabilities. As a result, MAM North America is not considered to be a variable interest entity under FIN 46(R) and has not been consolidated for the years ended June 30, 2005 and 2004.

NOTE 11. SUBSEQUENT EVENTS

GENERAL

ADN, Inc. has provided the Company $290,000 in non-interest bearing advances between October 1, 2005 and December 7, 2005 to assist in paying down of the Company's vendors.

On December 21, 2005, W3 Group, Inc. ("W3") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of the Company in exchange for the issuance of 32,500,000 newly issued shares of W3, par value $0.0001 per share (the "Common Stock"), to ADN, Inc., the sole shareholder of the Company.

The acquisition will be recorded as a reverse acquisition, whereby the assets and liabilities of the Company will be reported at their historical cost. Pursuant to the Agreement and as a result of consummation of the Agreement, the current shareholders of the W3 own 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Common Stock and ADN owns
32,500,000 shares or approximately 95.3% of the total outstanding shares. Concurrent with the closing of the transaction, the Board of Directors of W3 appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, W3 (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the corporate officers.

Aftersoft Group, Inc. Consolidated Financial Statements for the Three Months ended September 30, 2005 and 2004 (unaudited):

For Three Months ended September 30, 2005 and 2004

                              Aftersoft Group, Inc.
                           Consolidated Balance Sheet
                        (In thousands, except share data)

                                                                As of 9/30/2005
ASSETS                                                            (unaudited)
                                                                ---------------
Current Assets
    Cash ....................................................   $           159
    Accounts receivable, net of allowance of $195 ...........             3,682
    Inventories .............................................               414
    Prepaid and other .......................................               112
                                                                ---------------
    Total Current Assets ....................................             4,367
Property and Equipment, Net .................................               468
Notes Receivable ............................................               510
Other Assets
    Goodwill ................................................            22,061
    Amortizable intangible assets, net ......................             6,213
    Software development costs, net .........................             1,055
    Other ...................................................                39
                                                                ---------------
    Total Other Assets ......................................            29,858
                                                                ---------------
Total Assets ................................................   $        34,693
                                                                ===============

LIABILITIES
Current Liabilities
    Accounts payable ........................................   $         1,700
    Accrued expenses ........................................             1,474
    Accrued legal expenses ..................................             1,986
    Current portion of long-term debt .......................             1,091
    Deferred revenue ........................................             1,583
    Taxes payable ...........................................               300
    Other ...................................................                22
                                                                ---------------
    Total Current Liabilities ...............................             8,156
Long-Term Liabilities
    Deferred income .........................................               904
    Deferred income taxes ...................................               880
    Long-term debt ..........................................               765
    Loan - ADN Inc. .........................................               890
    Other ...................................................               487
                                                                ---------------
    Total Liabilities .......................................            12,082

Commitments and contingencies

STOCKHOLDERS' EQUITY
    Common stock
            Par value $0.001 per share; authorized,
              issued and outstanding 1,500 shares ...........              --
    Additional paid-in-capital ..............................            20,937
    Other comprehensive loss ................................              (315)
    Retained earnings .......................................             1,989
                                                                ---------------
    Total Stockholders' Equity ..............................            22,611
                                                                ---------------
Total Liabilities and Stockholders' Equity ..................   $        34,693
                                                                ===============

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Statements of Operations

                        (In thousands, except share data)

                                                     For The Three Months Ended
                                                            September 30,
                                                     --------------------------
                                                        2005           2004
                                                     (unaudited)    (unaudited)
                                                     -----------    -----------
Net revenues ......................................  $     4,779    $     5,487
Cost of revenues ..................................        2,439          2,209
                                                     -----------    -----------
Gross Profit ......................................        2,340          3,278

Operating Expenses:
Research and development ..........................          774            709
Sales and marketing ...............................          479            477
General and administrative ........................          860            850
Depreciation and amortization .....................          278            375
                                                     -----------    -----------
Total Operating Expenses ..........................        2,391          2,411

Operating income/(loss) ...........................          (51)           867
                                                     -----------    -----------

Other expense:
Interest ..........................................          (31)           (18)
                                                     -----------    -----------
Total other expense ...............................          (31)           (17)

Income before provision for income taxes ..........          (82)           850

Provision for income taxes ........................           81            117

                                                     -----------    -----------
Net income/(loss) .................................  $      (163)   $       732

Foreign currency translation (loss) gain ..........          (13)             1
                                                     -----------    -----------
Comprehensive Income ..............................  $      (176)   $       733
                                                     ===========    ===========

(Loss) earnings per share attributed to
  common stock - basic and diluted ................  $      (109)   $       629
Weighted average number of shares of
  common stock outstanding - basic and diluted ....        1,500          1,164

The accompanying notes are an integral part of these financial statements.

Aftersoft Group, Inc. Consolidated Statements of Cash Flows

                                 (In thousands)

                                                                For three
                                                               months Ended
                                                               September 30,
                                                           --------------------
                                                             2005        2004
                                                           --------    --------
Operating activities:
Net (loss) income ......................................   $   (163)   $    732
Adjustments to net (loss) income
    Depreciation and amortization ......................        278         375
    Deferred income taxes ..............................       --            64
    Changes in assets and liabilities
     (net of the effect of acquisition):
        Accounts receivable ............................       (145)        433
        Inventories ....................................        (57)         47
        Prepaid expenses and other assets ..............          3        (341)
        Accounts payable ...............................       (228)       (918)
        Taxes payable ..................................         81          48
        Deferred revenue ...............................       (107)     (1,565)
        Accrued expenses and other liabilities .........        516         532
                                                           --------    --------
Net cash (used in) provided by operating activities ....        178        (593)
Investing Activities:
    Cash acquired in acquisition .......................       --           490
    Purchases of property and equipment ................       --            (4)
    Capitalized software development costs .............       (111)        (86)
                                                           --------    --------
Net cash provided by (used in) investing activities ....       (111)        400
Financing Activities:
    Proceeds from debt facility ........................          6        --
    Proceeds from related party advances ...............       --           721
    Payment on long-term debt ..........................        (95)       (223)
                                                           --------    --------
Net cash provided by (used in) financing activities ....        (89)        498
 Effect of exchange rate changes .......................        (13)          1
                                                           --------    --------
    Net change in cash .................................        (35)        306
    Cash, beginning of period ..........................        194           7
                                                           --------    --------
    Cash, end of period ................................   $    159    $    313
                                                           ========    ========

Supplemental disclosures of cash flow information
  Cash paid during the period for:
            Interest ...................................   $     31    $     18
            Income taxes ...............................   $      0    $      0

    Non cash investing and financing transactions
      during the years for:
        shares issued for CarParts Technologies, Inc. ..
          acquisition

            Cash .......................................               $    490
            Other current assets .......................                  1,132
            Property and equipment .....................                    140
            Other long-term assets .....................                     37
            Other current liabilities ..................                 (3,264)
            Deferred revenue ...........................                 (4,872)
            Long-term debt .............................                 (1,151)
            Other long-term liabilities ................                   (487)
            Goodwill ...................................                 14,549
             Amortizable intangibles ...................                  5,300
                                                                       --------
                                                                       $ 11,874
                                                                       ========

The accompanying notes are an integral part of these financial statements

                              AFTERSOFT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THREE MONTHS ENDING SEPTEMBER 30, 2005

NOTE 1.  MANAGEMENT'S REPRESENTATION

The financial statements included herein have been prepared by Aftersoft Group, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2005.

NOTE 2.  NATURE OF BUSINESS

BASIS OF PRESENTATION

Aftersoft Group, Inc. is a wholly subsidiary of Auto Data Network, Inc. ("ADN, Inc.").

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

CONCENTRATIONS OF CREDIT RISK

CASH

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2005, the Company had approximately $58,000 in these accounts in excess of the FDIC insurance limits.

CUSTOMERS

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the three-month periods ended September 30, 2005 and 2004.

SEGMENT REPORTING

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures.

GEOGRAPHIC CONCENTRATIONS

The Company conducts business in the United States, Canada, and the United Kingdom ("UK"). From customers headquartered in their respective countries, the Company derives 1% of its revenues from Canada, 30% of its revenues from the United States and 69% from its UK operations during the three months ended September 30, 2005. 100% of revenues were derived from its UK operations in 2004. At September 30, 2005, the Company maintains 86% of its net property and equipment in the UK with the remaining 14% in North America.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's consolidated financial instruments consist of cash, accounts receivable, notes receivable, related party loans, long-term debt, accounts payable and accrued expenses. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2005 due to their short-term maturities. The difference between the fair value and recorded values of the related party loans, long-debt, and the note receivable are not significant due to and the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

INVENTORIES

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of income.

SOFTWARE DEVELOPMENT COSTS

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income/loss of the Company.

GOODWILL

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at September 30, 2005. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

LONG-LIVED ASSETS

The Company's management assesses the recoverability of other long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At September 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

ADVERTISING EXPENSE

The Company expenses advertising costs as incurred. For the three months ended September 30, 2005 and 2004, advertising expense totaled $7,000 and $5,000, respectively.

FOREIGN CURRENCY

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation gain (loss) adjustments are accumulated as a separate component of stockholders' equity, which totaled $(13,000) and $1,000 for the three months ended September 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency transactions included in income during the three months ended September 30, 2005 and 2004.

COMPREHENSIVE INCOME

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the three months ended September 30, 2005 and 2004, the components of comprehensive income (loss) consist of foreign currency translation gains (losses).

INCOME TAXES

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings per share is the same for the periods presented as the Company has no dilutive securities.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB25. The company will be required to apply Statement 123(R) in 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position as it has no stock based payments as of September 30, 2005.

In December 2004, the FASB issued SFAS No. 153,  "Exchange of Nonmonetary Assets
- an amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions." SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its results of operations, cash flows or financial position.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

The Company has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,000, which it intends to vigorously appeal. The Company filed a claim against McKenna for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement. The Company has made a provision of $1,650,000 in its legal expense accrual account to cover the cost of any verdict with respect to this litigation as of September 30, 2005.

Homann Tire LTD Vs. CarParts Technologies filed a complaint against the Company in California District Court on August 11, 2005 regarding the Company's obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002 (the "Agreement"). Homann alleges breach of contract, breach of warranty and intentional and negligent misrepresentation. The Company maintains the complaint is without merit.

INDEMNITIES AND GUARANTEES

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

NOTE 4.  SUBSEQUENT EVENTS

GENERAL

ADN, Inc. has provided the Company $290,000 in non-interest bearing advances between October 1, 2005 and December 7, 2005 to assist in paying down of the Company's vendors.

On December 21, 2005, W3 Group, Inc. ("W3") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of the Company in exchange for the issuance of 32,500,000 newly issued shares of W3, par value $0.0001 per share (the "Common Stock"), to ADN, Inc., the sole shareholder of the Company.

The acquisition will be recorded as a reverse acquisition, whereby the assets and liabilities of the Company will be reported at their historical cost. Pursuant to the Agreement and as a result of consummation of the Agreement, the current shareholders of W3 own 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Common Stock and ADN owns 32,500,000 shares or approximately 95.3% of the total outstanding shares. Concurrent with the closing of the transaction, the Board of Directors of W3 appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, W3 (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the corporate officers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          AFTERSOFT GROUP, INC.[f/k/a W3 Group, Inc.]

                          By:        /s/ Ian Warwick
                                     ------------------------------------------
                                     Ian Warwick, Chief Executive and President

Date: April 13, 2007